SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2003

BAM! ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32989	77-0553117
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Santa Clara Street, Suite 716
San Jose, California 95113
(Address of Principal Executive Offices, Including Zip Code)

(408) 298-7500
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7: Exhibits
SIGNATURES
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events

On September 30, 2003, the Registrant issued a press release announcing that it had agreed to sell 1,850,000 shares of its common stock and warrants to purchase another 1,665,000 shares of its common stock, resulting in gross proceeds (assuming no exercise of the warrants) of $1,776,000, in a private offering to institutional and accredited investors. A copy of the press release is filed herewith as Exhibit 99.1. A copy of the securities purchase agreement entered into by and among the Registrant and the investors is filed herewith as Exhibit 10.1, a form of the stock purchase warrant entered into by and between the Registrant and each of the investors is filed herewith as Exhibit 4.1 and a form of the additional investment right will be filed by amendment as Exhibit 4.2. The Registrant also granted the investors additional investment rights to purchase an additional 1,665,000 shares of its common stock and warrants to purchase another 1,485,000 shares of its common stock.

The shares of common stock underlying the additional investment rights are purchasable at $0.96 per share and the warrants underlying the additional investment rights have a five year term and are exercisable at the greater of $1.87 or the market price of the Registrant common stock on the date the additional investment right is exercised.

The additional investment rights are exercisable until 45 business days after the effectiveness of a registration statement to be filed by the Registrant covering the shares of common and warrants sold at on the closing.

On October 1, 2003, the Registrant issued a press release announcing that it had completed the Offering. A copy of the press release is filed herewith as Exhibit 99.2.

Item 7: Exhibits

The following exhibits are attached hereto and incorporated herein by reference.

Exhibit No.	Exhibit Description

4.1	Form of Stock Purchase Warrant dated as of September 30, 2003 by and between the Registrant and each of the Purchasers.

4.2*	Form of Additional Investment Right dated as of September 30, 2003 by and between the Registrant and each of the Purchasers.

10.1	Securities Purchase Agreement dated as of September 30, 2003 by and among the Registrant and the Purchasers set forth on the execution pages thereof.

99.1	Press Release dated September 30, 2003 announcing agreement to sell the Registrant’s common shares and warrants in $1,776,000 private offering.

99.2	Press Release dated October 1, 2003 announcing completion of sale of $1,776,000 of the Registrant’s common shares and warrants in private offering.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 2, 2003	BAM! ENTERTAINMENT, INC.

By: /S/ STEPHEN AMBLER

Name: Stephen Ambler
Title: Chief Financial Officer